Exhibit 3.1

THIRD AMENDED AND RESTATED

BYLAWS

OF

BRE PROPERTIES, INC.

ARTICLE I

OFFICES

Section 1. Principal Office. The principal office of the Corporation in the State of Maryland shall be located at such place as the Board of Directors may designate.

Section 2. Additional Offices. The Corporation may have additional offices, including a principal executive office, at such place or places as the Board of Directors may from time to time determine or the business of the Corporation may require. Unless and until otherwise determined by the Board, the principal executive office of the Corporation shall be located in the City and County of San Francisco.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1. Place of Meetings. Meetings of the stockholders of the Corporation shall be held at a location selected by the Board of Directors in the city where the principal executive office of the Corporation is located or at such other location as is designated by the Board of Directors, except as specified in Section 3 of this Article II, and except that any meeting called by or at the request of holders of any class or series of Preferred Stock of the Corporation pursuant to rights granted to such holders by the Charter of the Corporation shall be held at such location as shall be specified in or pursuant to the Charter with respect to such class or series of Preferred Stock.

Section 2. Annual Meetings. An annual meeting of stockholders for the election of directors and the transaction of any business as may be properly brought before the meeting and within the powers of the Corporation shall be held on the date and at the time and place set by the Board of Directors. Failure to hold an annual meeting does not invalidate the Corporation’s existence or affect any otherwise valid corporate acts.

Section 3. Special Meetings.

(a) General. Special meetings of the stockholders for any purpose or purposes may be called only (i)by the Chairman, (ii) by the president, (iii) by the Board of Directors, pursuant to a resolution approved by a majority of the entire Board of Directors, or (iv) by the secretary of the Corporation upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast on such matter at such meeting. Special meetings may also be called by the holders of any class or series of Preferred Stock on such terms and conditions as may be set forth in the Charter applicable to such class or series of Preferred Stock. Except as provided in subsection 3(b)(4) of this Article II, a special meeting of stockholders shall be held on the date and at the time and place set by the Chairman, president or Board of Directors, whoever has called the meeting. The notice of a special meeting shall state the purpose or purposes of the special meeting, and the business to be conducted at the special meeting shall be limited to the purpose or purposes stated in the notice. Except in accordance with this Section 3 of this Article II, stockholders shall not be permitted to propose business to be brought before a special meeting of the stockholders. Stockholders who nominate persons for election to the Board of Directors at a special meeting or who propose other business at a special meeting must also comply with the requirements set forth in Section 11 of this Article II.

(b) Stockholder Requested Special Meetings.

(1) No stockholder may request that the secretary of the Corporation call a special meeting of stockholders pursuant to subsection 3(a) of this Article II unless a stockholder of record has first requested, by sending written notice to the secretary (the “Record Date Request Notice”) by registered mail, return receipt requested, that the Board of Directors fix a record date to determine the stockholders entitled to request a special meeting (the “Request Record Date”). The Record Date Request Notice shall set forth the purpose of the meeting and the matters proposed to be acted on at it, shall be signed by one or more stockholders of record as of the date of signature (or their agents duly authorized in a writing accompanying the Record Date Request Notice), shall bear the date of signature of each such stockholder (or such agent) and shall set forth: (i) as to each requesting stockholder, all information relating to each such stockholder that is required to be disclosed under subsection 11(a)(3)(iii) of this Article II and all information relating to each such stockholder that must be disclosed in connection with the solicitation of proxies for the election of directors in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such a solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”); (ii) as to the purpose or purposes of the special meeting, (A) a reasonably brief description of the purpose or purposes of the special meeting and the business proposed to be conducted at the special meeting, the reasons for conducting such business at the special meeting and any material interest in such business of each such stockholder, and (B) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the requesting stockholders or (y) between or among any requesting stockholders and any other person or entity (including their names) in connection with the request for the special meeting or the business proposed to be conducted at the special meeting; and (iii) if directors are proposed to be elected at the special meeting, the nominee information set forth in subsection 11(a)(3) of this Article II for each person whom such stockholder expects to nominate for election as a director at the special meeting. Upon receiving the Record Date Request Notice, the Board of Directors may fix a Request Record Date. The Request Record Date shall not precede and shall not be more than ten days after the close of business on the date on which the resolution fixing the Request Record Date is adopted by the Board of Directors. If the Board of Directors, within ten days after the date on which a valid Record Date Request Notice is received, fails to adopt a resolution fixing the Request Record Date, the Request Record Date shall be the close of business on the tenth day after the first date on which a Record Date Request Notice is received by the secretary.

(2) In order for any stockholder to request a special meeting to act on any matter that may properly be considered at a meeting of stockholders, one or more written requests for a special meeting (collectively, the “Special Meeting Request”) signed by stockholders of record (or their agents duly authorized in a writing accompanying the request) as of the Request Record Date entitled to cast not less than a majority of all of the votes entitled to be cast on such matter at such meeting (the “Special Meeting Percentage”) shall be delivered to the secretary. In addition, the Special Meeting Request shall (a) set forth the purpose of the meeting and the matters proposed to be acted on at it (which shall be limited to those lawful matters set forth in the Record Date Request Notice received by the secretary), (b) set forth the text of the proposal or business (including the text of any resolutions proposed for consideration), (c) bear the date of signature of each such stockholder (or such agent) signing the Special Meeting Request, (d) set forth (i) the name and address, as they appear in the Corporation’s books, of each stockholder signing such request (or on whose behalf the Special Meeting Request is signed), (ii) the class, series and number of all shares of stock of the Corporation which are owned (beneficially or of record) by each such stockholder, (iii) the nominee holder for, and number of, shares of stock of the Corporation owned beneficially but not of record by such stockholder, (iv) the stockholder information required to be provided in subsections 11(a)(3)(iii)(c) through (i) of this Article II, and (v) all information relating to each such stockholder that must be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act, (e) be sent to the secretary by registered mail, return receipt requested, and (f) be received by the secretary within 60 days after the Request Record Date. Any requesting stockholder (or agent duly authorized in a writing accompanying the revocation of the Special Meeting Request) may revoke his, her or its request for a special meeting at any time by written revocation delivered to the secretary.

(3) The secretary shall inform the requesting stockholders of the reasonably estimated cost of preparing and mailing or delivering the notice of the meeting (including the Corporation’s proxy materials). The secretary shall not be required to call a special meeting upon stockholder request and such meeting shall not be held unless, in addition to the documents required by paragraph (2) of subsection 3(b) of this Article II, the secretary receives payment of such reasonably estimated cost prior to the preparation and mailing or delivery of such notice of the meeting.

(4) In the case of any special meeting called by the secretary upon the request of stockholders (a “Stockholder-Requested Meeting”), such meeting shall be held at such place, date and time as may be designated by the Board of Directors; provided, however, that the date of any Stockholder-Requested Meeting shall be not more than 90 days after the record date for such meeting as determined below (the “Meeting Record Date”); and provided further that if the Board of Directors fails to designate, within ten days after the date that a valid Special Meeting Request is actually received by the secretary (the “Delivery Date”), a date and time for a Stockholder-Requested Meeting, then such meeting shall be held at 2:00 p.m., local time at the location of the meeting, on the 90th day after the Meeting Record Date or, if such 90th day is not a Business Day (as defined below), on the first preceding Business Day; and provided further that in the event that the Board of Directors fails to designate a place for a Stockholder-Requested Meeting within ten days after the Delivery Date, then such meeting shall be held at the principal executive office of the Corporation. In fixing a date for a Stockholder-Requested Meeting, the Board of Directors may consider such factors as it deems relevant, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for the meeting and any plan of the Board of Directors to call an annual meeting or a special meeting. In the case of any Stockholder-Requested Meeting, if the Board of Directors fails to fix a Meeting Record Date that is a date within 30 days after the Delivery Date, then the close of business on the 30th day after the Delivery Date shall be the Meeting Record Date. The Board of Directors may revoke the notice for any Stockholder-Requested Meeting in the event that the requesting stockholders fail to comply with the provisions of subsection 3(b)(3) of this Article II.

(5) The Secretary shall not accept, and shall consider ineffective, a written demand from a stockholder to call a special meeting (i) that does not comply with this Section 3 of Article II, (ii) that relates to an item of business to be transacted at such meeting that is not a proper subject for stockholder action under applicable law, (iii) that includes an item of business to be transacted at such meeting that did not appear on the written request that resulted in the determination of the Demand Record Date, (iv) that relates to an item of business (other than the election of directors) that is identical or substantially similar to an item of business (a “Similar Item”) for which a record date for notice of a stockholder meeting (other than the Demand Record Date) was previously fixed and such demand is delivered between the time beginning on the 61st day after such previous record date and ending on the one-year anniversary of such previous record date, (v) if a Similar Item will be submitted for stockholder approval at any stockholder meeting to be held on or before the 90th day after the Secretary receives such demand, or (vi) if a Similar Item has been presented at the most recent annual meeting or at any special meeting held within one year prior to receipt by the Secretary of such demand to call a special meeting.

(6) If written revocations of the Special Meeting Request have been delivered to the secretary and the result is that stockholders of record (or their agents duly authorized in writing), as of the Request Record Date, entitled to cast less than the Special Meeting Percentage have delivered, and not revoked, requests for a special meeting on the matter to the secretary: (i) if the notice of meeting has not already been delivered, the secretary shall refrain from delivering the notice of the meeting and send to all requesting stockholders who have not revoked such requests written notice of any revocation of a request for a special meeting on the matter, or (ii) if the notice of meeting has been delivered and if the secretary first sends to all requesting stockholders who have not revoked requests for a special meeting on the matter written notice of any revocation of a request for the special meeting and written notice of the Corporation’s intention to revoke the notice of the meeting or for the chairman of the meeting to adjourn the meeting without action on the matter, (A) the secretary may revoke the notice of the meeting at any time before ten days before the commencement of the meeting or (B) the chairman of the meeting may call the meeting to order and adjourn the meeting without acting on the matter. Any request for a special meeting received after a revocation by the secretary of a notice of a meeting shall be considered a request for a new special meeting.

(7) The Chairman, chief executive officer, president or Board of Directors may appoint regionally or nationally recognized independent inspectors of elections to act as the agent of the Corporation for the purpose of promptly performing a ministerial review of the validity of any purported Special Meeting Request received by the secretary. For the purpose of permitting the inspectors to perform such review, no such purported Special Meeting Request shall be deemed to have been delivered to the secretary until the earlier of (i) five Business Days after receipt by the secretary of such purported request and (ii) such date as the independent inspectors certify to the Corporation that the valid requests received by the secretary represent, as of the Request Record Date, stockholders of record entitled to cast not less than the Special Meeting Percentage. Nothing contained in this paragraph (7) shall in any way be construed to suggest or imply that the Corporation or any stockholder shall not be entitled to contest the validity of any request, whether during or after such five Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

(8) For purposes of these Bylaws, “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of California are authorized or obligated by law or executive order to close.

(9) If information submitted pursuant to this Section 3 of Article II by any stockholder proposing a nominee for election as a director or any proposal for other business at a special meeting of stockholders shall be inaccurate in any material respect, such information may be deemed not to have been provided in accordance with this Section 3. Any such stockholder shall notify the Corporation of any inaccuracy or change (within two Business Days of becoming aware of such inaccuracy or change) in any such information. Upon written request by the secretary or the Board of Directors, any such stockholder shall provide, within five Business Days of delivery of such request (or such other period as may be specified in such request), (A) written verification, satisfactory, in the discretion of the Board of Directors or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this Section 3, and (B) a written update of any information (including, if requested by the Corporation, written confirmation by such stockholder that it continues to intend to bring such nomination or other business proposal before the meeting) submitted by the stockholder pursuant to this Section 3 as of an earlier date. If a stockholder fails to provide such written verification or written update within such period, the information as to which written verification or a written update was requested may be deemed not to have been provided in accordance with this Section 3.

Section 4. Notice. Not less than ten nor more than 90 days before each meeting of stockholders, the secretary shall give to each stockholder entitled to vote at such meeting and to each stockholder not entitled to vote who is entitled to notice of the meeting notice in writing or by electronic transmission stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by any statute, the purpose for which the meeting is called, by mail, by presenting it to such stockholder personally, by leaving it at the stockholder’s residence or usual place of business or by any other means permitted by Maryland law. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at the stockholder’s address as it appears on the records of the Corporation, with postage thereon prepaid. If transmitted electronically, such notice shall be deemed to be given when transmitted to the stockholder by an electronic transmission to any address or number of the stockholder at which the stockholder receives electronic transmissions. The Corporation may give a single notice to all stockholders who share an address, which single notice shall be effective as to any stockholder at such address, unless such stockholder objects to receiving such single notice or revokes a prior consent to receiving such single notice. Failure to give notice of any meeting to one or more stockholders, or any irregularity in such notice, shall not affect the validity of any meeting fixed in accordance with this Article II or the validity of any proceedings at any such meeting.

Subject to subsection 11(a) of this Article II, any business of the Corporation may be transacted at an annual meeting of stockholders without being specifically designated in the notice, except such business as is required by any statute to be stated in such notice. No business shall be transacted at a special meeting of stockholders except as specifically designated in the notice. The Corporation may postpone or cancel a meeting of stockholders by making a public announcement (as defined in subsection 11(c)(3) of this Article II) of such postponement or cancellation prior to the meeting. Notice of the date, time and place to which the meeting is postponed shall be given not less than ten days prior to such date and otherwise in the manner set forth in this Section 4.

Section 5. Organization and Conduct. Every meeting of stockholders shall be conducted by an individual appointed by the Board of Directors to be chairman of the meeting or, in the absence of such appointment or appointed individual, by the Chairman or, in the case of a vacancy in the office or absence of the Chairman, by one of the following officers present at the meeting in the following order: the Vice Chairman, if there is one, the chief executive officer, the president, the vice presidents in their order of rank and seniority, the secretary or, in the absence of such officers, a chairman chosen by the stockholders by the vote of a majority of the votes cast by stockholders present in person or by proxy. The individual appointed or determined as provided above shall be the chairman of the meeting. The secretary or, in the secretary’s absence, an assistant secretary or, in the absence of both the secretary and assistant secretaries, an individual appointed by the Board of Directors or, in the absence of such appointment, an individual appointed by the chairman of the meeting shall act as secretary. In the event that the secretary presides at a meeting of stockholders, an assistant secretary or, in the absence of all assistant secretaries, an individual appointed by the Board of Directors or the chairman of the meeting shall record the minutes of the meeting. The order of business and all other matters of procedure at any meeting of stockholders shall be determined by the chairman of the meeting. The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of the chairman of the meeting and without any action by the stockholders, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to stockholders of record of the Corporation, their duly authorized proxies and such other individuals as the chairman of the meeting may determine; (c) limiting participation at the meeting on any matter to stockholders of record of the Corporation entitled to vote on such matter, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (d) limiting the time allotted to questions or comments; (e) determining when and for how long the polls should be opened and when the polls should be closed; (f) maintaining order and security at the meeting; (g) removing any stockholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting; (h) concluding a meeting or recessing or adjourning the meeting to a later date and time and at a place announced at the meeting; and (i) complying with any state and local laws and regulations concerning safety and security. Unless otherwise determined by the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 6. Action Without Meeting. Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting and without prior notice, (a)if a unanimous consent, setting forth the action so taken, is given in writing or by electronic transmission by each stockholder entitled to vote on the matter and filed with the minutes of proceedings of the stockholders, or (b) in any manner set forth in the terms of, or otherwise applicable to, any class or series of Preferred Stock of the Corporation.

Section 7. Quorum. At any meeting of stockholders, the presence in person or by proxy of stockholders entitled to cast a majority of the votes entitled to be cast at such meeting on any matter shall constitute a quorum, but this section shall not affect any requirement under any statute or the Charter for the vote necessary to approve any matter. The stockholders present either in person or by proxy at a duly called or held meeting at which a quorum has been established, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave fewer than would be required to establish a quorum. If, however, such quorum shall not be present at any meeting of the stockholders, the chairman of the meeting may adjourn the meeting sine die or from time to time to a date not more than 120 days after the original record date. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified

Section 8. Voting. A plurality of all the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to elect a director. Each share may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. A majority of the votes cast in favor of a matter at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by statute or by the Charter. Unless otherwise provided by statute or by the Charter, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders. Voting on any question or in any election may be viva voce unless the rules, regulations or procedures established by the Board of Directors or chairman of the meeting in accordance with these Bylaws shall provide or direct that voting be by ballot or otherwise.

Section 9. Proxies. A holder of record of shares of stock of the Corporation may cast votes in person or by proxy executed by the stockholder or by the stockholder’s duly authorized agent in any manner permitted by law. Such proxy or evidence of authorization of such proxy shall be filed with the secretary of the Corporation before or at the meeting. No proxy shall be valid more than eleven months after its date unless otherwise provided in the proxy.

Section 10. Inspectors of Election. The Board of Directors or the chairman of the meeting may appoint, before or at the meeting, one or more inspectors for the meeting and any successor to any inspector. Except as otherwise provided by the chairman of the meeting, the duties of the inspectors, if any, shall be as follows:

(a) determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the number of shares of stock represented in person or by proxy at the meeting, the existence of a quorum, the authenticity, validity, and effect of proxies;

(b) Receive votes, ballots, or consents;

(c) Hear and determine all challenges and questions in any way arising in connection with the right to vote;

(d) Count and tabulate all votes or consents, and report such tabulation to the chairman of the meeting; and

(e) Do any other acts that may be proper to conduct the election or vote with fairness to all stockholders.

The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof. On request of the chairman of the meeting or of a stockholder or his proxy, the inspectors shall make a report in writing of any challenge or question or matter determined by them, and execute a certificate of any facts found by them.

Section 11. Advance Notice of Stockholder Nominees for Director and other Stockholder Proposals

(a) Annual Meetings of Stockholders.

(1) At an annual meeting of stockholders, only such business and nominations of any person for election to the Board of Directors shall be conducted or made as shall have been properly brought before the meeting. To be properly brought before the meeting, nominations of any individuals for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (i) if such other business is specified in a notice of meeting given by or at the direction of the Board of Directors pursuant to the Corporation’s notice of meeting, (ii) if not specified in a notice of meeting, otherwise brought before the meeting by or at the direction of the Board of Directors or (iii) if otherwise properly brought before the meeting by any stockholder of the Corporation who (A) was a stockholder of record both at the time of giving of notice by the stockholder as provided for in subsection 11(a) of this Article II and at the time of the annual meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with subsection 11(a) of this Article II in all applicable respects, or (B) properly made such proposal of other business in accordance with Rule 14a-8 under the Exchange Act. The foregoing clause (iii) shall be the exclusive means for a stockholder to make any nomination of a person or persons for election to the Board of Directors at an annual meeting, or for a stockholder to propose business to be brought before an annual meeting of stockholders. For purposes of this Section 11, “present in person” shall mean that the stockholder proposing that the business be brought before the annual meeting of the Corporation, or, if the proposing stockholder is not an individual, a qualified representative of such proposing stockholder, appear at such annual meeting. A “qualified representative” of such proposing stockholder shall be, if such proposing stockholder is (i) a general or limited partnership, any general partner or person who functions as a general partner of the general or limited partnership or who controls the general or limited partnership, (ii) a corporation or a limited liability company, any officer or person who functions as an officer of the corporation or limited liability company or any officer, director, general partner or person who functions as an officer, director or general partner of any entity ultimately in control of the corporation or limited liability company or (iii) a trust, any trustee of such trust.

(2) For any nomination or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a)(1) of this Section 11, the stockholder must have (A) given Timely Notice thereof in writing and in proper form to the secretary of the Corporation, (B) provided any updates or supplements to such notice at the times and in the forms required in this Section 11, and (C) provided the information, agreements and questionnaire with respect to such stockholder and its candidate for nomination, if any, as required to be set forth by this Section 11. To be timely, a stockholder’s notice shall set forth all information required under this Section 11 and shall be delivered to, or mailed to and received by, the secretary at the principal executive office of the Corporation not earlier than the 150th day nor later than 5:00 p.m., Pacific Time, on the 120th day prior to the first anniversary of the date of the proxy statement (as defined in subsection 11(c)(3) of this Article II) for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after the first anniversary date of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered, or so mailed and received, not later than 5:00 p.m., Pacific Time, on the 120th day prior to the date of such annual meeting, as originally convened, or, if later, the tenth day following the day on which public announcement of the date of such meeting is first made (such notice within such time periods, “Timely Notice”). Notwithstanding the previous sentence, “Timely Notice” in the case only of the annual meeting of stockholders for 2013, shall mean such notice is delivered to, or mailed to and received by, the secretary at the principal executive office of the Corporation no earlier than December 20, 2012 nor later than 5:00 p.m., Pacific Time, on December 30, 2012. The public announcement of a postponement or adjournment of an annual meeting shall in no event commence a new time period for the giving of Timely Notice as described above.

(3) Such stockholder’s notice shall set forth:

(i) as to each individual whom the stockholder proposes to nominate for election or reelection as a director (each, a “Proposed Nominee”) (A) all information relating to such Proposed Nominee that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such Proposed Nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (B) a description of any direct or indirect material interest in any material contract or agreement between or among the stockholder giving the notice, on the one hand, and each Proposed Nominee or his or her respective associates or any other participants in such solicitation, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K under the Exchange Act if such stockholder were the “registrant” for purposes of such rule and the Proposed Nominee were a director or executive officer of such registrant (the disclosures to be made pursuant to the foregoing clauses (A) and (B) are referred to as “Nominee Information”), and (C) a completed and signed questionnaire, representation and agreement as provided in subsection 11(a)(4) of this Article II;

(ii) as to any other business that the stockholder proposes to bring before the meeting, a description of such business, the stockholder’s reasons for proposing such business at the meeting and any material interest in such business of such stockholder, the text of the proposal or business (including the text of any resolutions proposed for consideration), a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of such stockholders or (y) between or among any of such stockholders and any other person or entity (including their names), in connection with the proposal of such business by such proposing stockholder, any material interest in such business of such stockholder or any Stockholder Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the stockholder or the Stockholder Associated Person therefrom and any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the business proposed to be brought before the meeting pursuant to Regulation 14A (or any successor provision) under the Exchange Act; provided, however, that the disclosures required by this paragraph (ii) shall not include any disclosures with respect to any broker, dealer, commercial bank, trust company or other nominee who is a stockholder giving the notice solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner;

(iii) as to the stockholder giving the notice, any Proposed Nominee and any Stockholder Associated Person,

a. the class, series and number of all shares of stock or other securities of the Corporation or any affiliate thereof (collectively, the “Company Securities”), if any, which are owned (beneficially or of record) (within the meaning of Rule 13d-3 of the Exchange Act) by such stockholder, Proposed Nominee or Stockholder Associated Person, the date on which each such Company Security was acquired and the investment intent of such acquisition;

b. the nominee holder for, and number of, any Company Securities owned beneficially but not of record by such stockholder, Proposed Nominee or Stockholder Associated Person;

c. the class, series and number of shares of Company Securities which such stockholder, Proposed Nominee or Stockholder Associated Person has a right to acquire beneficial ownership at any time in the future;

d. whether and the extent to which such stockholder, Proposed Nominee or Stockholder Associated Person, directly or indirectly (through brokers, nominees or otherwise), is subject to or during the last six months has engaged in any hedging, derivative or other transaction or series of transactions or entered into any other agreement, arrangement or understanding (including any borrowing or lending of securities or any proxy or voting agreement), the effect or intent of which is to (I) manage risk or benefit of changes in the price of Company Securities for such stockholder, Proposed Nominee or Stockholder Associated Person or (II) increase or decrease the voting power of such stockholder, Proposed Nominee or Stockholder Associated Person in the Corporation or any affiliate thereof disproportionately to such person’s economic interest in the Company Securities;

e. the full notional amount of any securities that, directly or indirectly, underlie any “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) that constitutes a “call equivalent position” (as such term is defined in Rule 16a-1(b) under the Exchange Act) (“Synthetic Equity Position”) and that is, directly or indirectly, held or maintained by such stockholder, Proposed Nominee or Stockholder Associated Person with respect to any shares of any class or series of shares of the Corporation; provided that, for the purposes of the definition of “Synthetic Equity Position,” the term “derivative security” shall also include any security or instrument that would not otherwise constitute a “derivative security” as a result of any feature that would make any conversion, exercise or similar right or privilege of such security or instrument becoming determinable only at some future date or upon the happening of a future occurrence, in which case the determination of the amount of securities into which such security or instrument would be convertible or exercisable shall be made assuming that such security or instrument is immediately convertible or exercisable at the time of such determination; and, provided, further, that any stockholder, Proposed Nominee or Stockholder Associated Person satisfying the requirements of Rule 13d-1(b)(1) under the Exchange Act (other than such stockholder that so satisfies Rule 13d-1(b)(1) under the Exchange Act solely by reason of Rule 13d-1(b)(1)(ii)(E)) shall not be deemed to hold or maintain the notional amount of any securities that underlie a Synthetic Equity Position held by such as a hedge with respect to a bona fide derivatives trade or position of such stockholder arising in the ordinary course of such Proposing Person’s business as a derivatives dealer;

f. any proxy (other than a revocable proxy or consent given in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A), agreement, arrangement, understanding or relationship pursuant to which such stockholder giving the notice, any Proposed Nominee and any Stockholder Associated Person has or shares a right to vote any Company Securities;

g. any rights to dividends on the shares of any Company Securities owned beneficially by such stockholder giving the notice, any Proposed Nominee and any Stockholder Associated Person that are separated or separable from the underlying shares of the Corporation;

h. any performance related fees (other than an asset based fee) that such stockholder giving the notice, Proposed Nominee and any Stockholder Associated Person is entitled to based on any increase or decrease in the price or value of shares of any Company Securities, or any Synthetic Equity Interests or short interests, if any; and

i. any substantial interest, direct or indirect, including (without limitation), any existing or prospective commercial, business or contractual relationship with the Corporation, by security holdings or otherwise, of such stockholder, Proposed Nominee or Stockholder Associated Person, in the Corporation or any affiliate thereof, other than an interest arising from the ownership of Company Securities where such stockholder, Proposed Nominee or Stockholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series;

(iv) as to the stockholder giving the notice, any Stockholder Associated Person with an interest or ownership referred to in clauses (ii) or (iii) of this paragraph (3) of this Section 11(a) and any Proposed Nominee, the name and address of such stockholder, as they appear on the Corporation’s stock ledger, and the current name and business address of each such stockholder (if different), any Stockholder Associated Person and any Proposed Nominee;

(v) the name and address of any person who contacted or was contacted by the stockholder giving the notice or any Stockholder Associated Person about the Proposed Nominee or other business proposal prior to the date of such stockholder’s notice; and

(vi) to the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the nominee for election or reelection as a director or the proposal of other business on the date of such stockholder’s notice.

(4) Such stockholder’s notice shall, with respect to any Proposed Nominee, be accompanied by a certificate executed by the Proposed Nominee (i) certifying that such Proposed Nominee (a) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Corporation in connection with service or action as a director that has not been disclosed to the Corporation and (b) will serve as a director of the Corporation if elected; and (ii) attaching a completed Proposed Nominee questionnaire (which questionnaire shall be provided by the Corporation, upon request, to the stockholder providing the notice and shall include all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act and the rules thereunder, or would be required pursuant to the rules of any national securities exchange on which any securities of the Corporation are listed or over-the-counter market on which any securities of the Corporation are traded).

(5) Notwithstanding anything in this subsection (a) of this Section 11 to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased, and there is no public announcement of such action at least 130 days prior to the first anniversary of the date of the proxy statement (as defined in subsection 11(c)(3) of this Article II) for the preceding year’s annual meeting, a stockholder’s notice required by this Section 11(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to, or mailed to and received by, the secretary at the principal executive office of the Corporation not later than 5:00 p.m., Pacific Time, on the tenth day following the day on which such public announcement is first made by the Corporation.

(6) For purposes of this Section 11, “Stockholder Associated Person” of any stockholder shall mean(i) any person acting in concert with such stockholder, (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder (other than a stockholder that is a depositary) and (iii) any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such stockholder or such Stockholder Associated Person.

(b) Special Meetings of Stockholders. The notice of a special meeting shall state the purpose or purposes of the special meeting, and the business to be conducted at the special meeting shall be limited to the purpose or purposes stated in the notice. Except in accordance with Section 3 of this Article II, stockholders shall not be permitted to propose business to be brought before a special meeting of the stockholders. Nominations of individuals for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected only (i) if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting, (ii) by or at the direction of the Board of Directors or (iii) provided that the special meeting has been called in accordance with Section 3(a) of this Article II for the purpose of electing directors, by any stockholder of the Corporation who is a stockholder of record both at the time of giving of notice provided for in this Section 11 and at the time of the special meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the notice procedures set forth in this Section 11 in all respects and provided any updates or supplements to such notice at the times and in the forms required in this Section 11. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more individuals to the Board of Directors, any stockholder may nominate an individual or individuals (as the case may be) for election as a director as specified in the Corporation’s notice of meeting, if the stockholder’s notice, containing the information required by paragraphs (a)(3) and (a)(4) of this Section 11, is delivered to, or mailed to and received by, the secretary at the principal executive office of the Corporation not earlier than the 120th day prior to such special meeting and not later than 5:00 p.m., Pacific Time, on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. The public announcement of a postponement or adjournment of a special meeting shall in no event commence a new time period for the giving of a stockholder’s notice as described above.

(c) General.

(1) Any stockholder proposing a nominee for election as a director or any proposal for other business at a meeting of stockholders shall update and supplement its notice to the Corporation, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 11 shall be true and correct as of the record date for notice of the meeting and as of the date that is ten business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed to and received by, the secretary at the principal executive offices of the Corporation not later than five business days after the record date for notice of the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten business days prior to the meeting or any adjournment or postponement thereof).

(2) Only such individuals who are nominated in accordance with this Section 11 shall be eligible for election by stockholders as directors, and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with this Section 11. The chairman of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with this Section 11.

(3) For purposes of this Section 11, “the date of the proxy statement” shall have the same meaning as “the date of the company’s proxy statement released to shareholders” as used in Rule 14a-8(e) promulgated under the Exchange Act, as interpreted by the Securities and Exchange Commission from time to time. “Public announcement” shall mean disclosure (A) in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or other widely circulated news or wire service or (B) in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to the Exchange Act.

(4) Notwithstanding the foregoing provisions of this Section 11, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 11. Nothing in this Section 11 shall be deemed to affect any right of a stockholder to request inclusion of a proposal in, or the right of the Corporation to omit a proposal from, the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act. Nothing in this Section 11 shall require disclosure of revocable proxies received by the stockholder or Stockholder Associated Person pursuant to a solicitation of proxies after the filing of an effective Schedule 14A by such stockholder or Stockholder Associated Person under Section 14(a) of the Exchange Act.

Section 12. Voting Rights of Preferred Stock. Anything in these Bylaws to the contrary notwithstanding, to the extent that any terms or provisions relating to any voting rights granted to any class or series of Preferred Stock pursuant to the Charter shall conflict with any terms or provisions of these Bylaws, then, to the fullest extent permitted by law, the terms and provisions of such class or series of Preferred Stock shall govern.

ARTICLE III

BOARD OF DIRECTORS

Section 1. Powers. The business and affairs of the Corporation shall be managed under the direction of its Board of Directors.

Section 2. Number, Tenure and Qualifications. At any regular meeting or at any special meeting called for that purpose, a majority of the entire Board of Directors may establish, increase or decrease the number of directors, provided that the number thereof shall never be less than three, nor more than 15, and further provided that the tenure of office of a director shall not be affected by any decrease in the number of directors. In addition, in the case of any directors elected or to be elected by any class or series of Preferred Stock, the number of directors may be increased or decreased pursuant to rights set forth in the Charter with respect to such class or series of Preferred Stock, within the limits on the number of directors set forth above. A director shall be an individual at least 21 years of age who is not under legal disability. Directors need not be stockholders.

Section 3. Election and Term of Office of Directors. To the extent provided in the Charter and except as may otherwise be provided in the Charter with respect to directors elected by any class or series of Preferred Stock, directors shall be elected by the stockholders at each annual meeting following the end of a full calendar or fiscal year consisting of twelve months or the equivalent number of accounting periods. Subject to Sections 4 and 5 of this Article III, each director, including a director elected or approved to fill a vacancy, shall be elected for a term expiring at the next annual meeting of stockholders and until a successor has been duly elected and qualified. If directors are not elected at an annual meeting or if such meeting is not held, the directors may be elected at a special meeting. Directors may be reelected.

Section 4. Removal. A director may be removed as provided in the Charter.

Section 5. Resignation. Any director may resign by giving written notice to the Board of Directors. A notice of resignation shall be effective on the date given unless a later time is specified in the notice, in which case such resignation shall be effective at the time specified. Unless such resignation specifies otherwise, its acceptance by the Corporation shall not be necessary to make it effective.

Section 6. Vacancies. If for any reason any or all of the directors cease to be directors, such event shall not terminate the Corporation or affect these Bylaws or the powers of the remaining directors hereunder. Except as may be provided by the Board of Directors in setting the terms of any class or series of Preferred Stock, any vacancy on the Board of Directors may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy shall serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is elected and qualifies.

Section 7. Place of Meetings. Meetings of the Board of Directors shall be held at the principal executive office of the Corporation or at such place as is designated by the Board of Directors. Whenever a place other than the principal executive office is fixed as the place at which meetings are to be held, written notice thereof shall be sent not later than the third business day following such designation to all directors who did not participate in the decision so designating such place.

Section 8. Annual Meetings. An annual meeting of the Board of Directors shall be held immediately after and at the same place as the annual meeting of stockholders, no notice other than this Bylaw being necessary. Such meeting shall be for the purpose of organizing, electing any officers, and transacting other business. In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors.

Section 9. Regular Meetings. Regular meetings of the Board of Directors shall be held on such dates and at such places and times as the Board of Directors determines. The Board of Directors may provide, by resolution, the time and place for the holding of regular meetings of the Board of Directors without other notice than such resolution.

Section 10. Special Meetings. Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chairman or the president of the Corporation (if the President is a member of the Board of Directors) and the Chairman shall call a special meeting at any time upon the written request of a majority of the directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix any place as the place for holding any special meeting of the Board of Directors called by them. The Board of Directors may provide, by resolution, the time and place for the holding of special meetings of the Board of Directors without other notice than such resolution.

Section 11. Notice. Notice of any special meeting of the Board of Directors shall be delivered personally or by telephone, electronic mail, facsimile transmission, United States mail or courier to each director at his business or residence address. Notice by personal delivery, by courier, by telephone, by electronic mail or by facsimile transmission shall be given at least two days prior to the meeting. Notice by United States mail shall be given at least five days prior to the meeting. Telephone notice shall be deemed to be given when the director or his or her agent is personally given such notice in a telephone call to which the director or his or her agent is a party. Electronic mail notice shall be deemed to be given upon transmission of the message to the electronic mail address given to the Corporation by the director. Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Corporation by the director and receipt of a completed answer-back indicating receipt. Notice by United States mail shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. Notice by courier shall be deemed to be given when deposited with or delivered to a courier properly addressed. Neither the business to be transacted nor the purpose of, any annual, regular or special meeting of the Board of Directors need be stated in the notice, unless specifically required by statute or these Bylaws.

Section 12. Quorum. At all meetings of the Board of Directors, a majority of the directors shall constitute a quorum for the transaction of business provided that, if less than a majority of the directors is present at such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice, and provided further that if, pursuant to applicable law, the Charter or these Bylaws, the vote of a majority or other percentage of a particular group of directors is required for action, a quorum must also include a majority or such other percentage of such group. The directors present at a meeting which has been duly called and at which a quorum has been established may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough directors to leave fewer than required to establish a quorum.

Section 13. Voting. The action of a majority of the directors present at a meeting at which a quorum is present shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by applicable law, the Charter or these Bylaws. If enough directors have withdrawn from a meeting to leave fewer than required to establish a quorum, but the meeting is not adjourned, the action of the majority of that number of directors necessary to constitute a quorum at such meeting shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by applicable law, the Charter or these Bylaws.

Section 14. Organization. At each meeting of the Board of Directors, the Chairman or, in the absence of the Chairman, the Vice Chairman, if any, shall act as chairman of the meeting. In the absence of both the Chairman and Vice Chairman, the chief executive officer or, in the absence of the chief executive officer, the president or, in the absence of the president, a director chosen by a majority of the directors present shall act as chairman of the meeting. The secretary or, in his or her absence, an assistant secretary of the Corporation or, in the absence of the secretary and all assistant secretaries, an individual appointed by the chairman of the meeting shall act as secretary of the meeting.

Section 15. Adjourned Meeting. Any meetings of the Board of Directors, whether or not a quorum is present, may be adjourned from day to day and from time to time by the vote of a majority of the directors present, without notice of the place, date and time of the adjourned meeting other than announcement thereof at the meeting.

Section 16. Meetings Held Other Than in Person. Members of the Board of Directors may participate in a meeting of the Board of Directors by conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at the meeting. Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 17. Waiver of Notice. The transactions of a special meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though taken at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to the holding of the meeting or an approval of the minutes thereof. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except when the director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 18. Action Without Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if a consent in writing or by electronic transmission to such action is given by each director and is filed with the minutes of proceedings of the Board of Directors or committee, as the case may be.

Section 19. Compensation of Directors. Directors shall not receive any stated salary for their services as directors but, by resolution of the Board of Directors, may be entitled to receive compensation per year or per meeting, or otherwise, for their services as directors and/or as members of committees of the Board of Directors as the Board of Directors determines from time to time. The directors may be paid their expenses, if any, for attendance at each meeting of the Board of Directors or a committee of directors, and each director may be paid a fixed sum for attendance at each meeting and/or a fixed amount, as determined from time to time by the Board of Directors. The directors, either directly or indirectly, shall also be entitled to receive remuneration for services rendered to the Corporation in any other capacity, and nothing herein contained shall be construed to preclude any directors from serving the Corporation in any other capacity and receiving compensation therefor. Such services may include, without limitation, services as an officer of the Corporation, legal, accounting or other professional services, or services as a broker, transfer agent or underwriter, whether performed by a director or any person affiliated with a director.

Section 20. Ratification. The Board of Directors or the stockholders may ratify and make binding on the Corporation any action or inaction by the Corporation or its officers to the extent that the Board of Directors or the stockholders could have originally authorized the matter. Moreover, any action or inaction questioned in any stockholders’ derivative proceeding or any other proceeding on the ground of lack of authority, defective or irregular execution, adverse interest of a director, officer or stockholder, non-disclosure, miscomputation, the application of improper principles or practices of accounting or otherwise may be ratified, before or after judgment, by the Board of Directors or by the stockholders and, if so ratified, shall have the same force and effect as if the questioned action or inaction had been originally duly authorized, and such ratification shall be binding upon the Corporation and its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned action or inaction.

Section 21. Certain Rights Of Directors, Officers, Employees And Agents. The directors shall have no responsibility to devote their full time to the affairs of the Corporation. Any director, officer, employee or agent of the Corporation, in his or her personal capacity or in a capacity as an affiliate, employee, or agent of any other person, or otherwise, may have business interests and engage in business activities similar to or in addition to or in competition with those of or relating to the Corporation.

Section 22. Emergency Provisions. Notwithstanding any other provision in the Charter or these Bylaws, this Section 22 shall apply during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board of Directors under Article III of these Bylaws cannot readily be obtained (an “Emergency”). During any Emergency, unless otherwise provided by the Board of Directors, (a) a meeting of the Board of Directors or a committee thereof may be called by any director or officer by any means feasible under the circumstances; (b) notice of any meeting of the Board of Directors during such an Emergency may be given less than 24 hours prior to the meeting to as many directors and by such means as may be feasible at the time, including publication, television or radio; and (c) the number of directors necessary to constitute a quorum shall be one-third of the entire Board of Directors.

ARTICLE IV

COMMITTEES

Section 1. Number, Tenure and Qualifications. The Board of Directors may appoint from among its members one or more committees, composed of one or more directors, to serve at the pleasure of the Board of Directors.

Section 2. Powers. The Board of Directors may delegate to committees appointed under Section 1 of this Article IV any of the powers of the Board of Directors, except as prohibited by law.

Section 3. Meetings. Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Directors. A majority of the members of the committee shall constitute a quorum for the transaction of business at any meeting of the committee. The act of a majority of the committee members present at a meeting shall be the act of such committee. The Board of Directors may designate a chairman of any committee, and such chairman or, in the absence of a chairman, any two members of any committee (if there are at least two members of the committee) may fix the time and place of its meeting unless the Board shall otherwise provide. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint another director to act in the place of such absent member.

Section 4. Meetings Held Other Than in Person. Members of a committee of the Board of Directors may participate in a meeting of the committee by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 5. Action Without a Meeting. Any action required or permitted to be taken at any meeting of a committee of the Board of Directors may be taken without a meeting, if a consent in writing or by electronic transmission to such action is given by each member of the committee and is filed with the minutes of proceedings of such committee.

Section 6. Vacancies. Subject to the provisions hereof, the Board of Directors shall have the power at any time to change the membership of any committee, to fill any vacancy, to designate an alternate member to replace any absent or disqualified member or to dissolve any such committee.

Section 7. Executive Committee. The Board of Directors may appoint an Executive Committee of three or more directors to whom they may delegate any of the powers and authorities of the Board of Directors, except as prohibited by law. The Board of Directors may prescribe the procedures of the Executive Committee, change the membership thereof and appoint one or more directors to act as alternate members to replace absent or disqualified members. The Chairman shall be a member of the Executive Committee.

ARTICLE V

OFFICERS

Section 1. Officers. The officers of the Corporation shall include a president, a secretary and a treasurer and may include a Chairman, Vice Chairman, a chief executive officer, one or more vice presidents, a chief operating officer, a chief financial officer, one or more assistant secretaries and one or more assistant treasurers. In addition, the Board of Directors may from time to time elect such other officers with such powers and duties as it shall deem necessary or desirable. The officers of the Corporation shall be elected annually by the Board of Directors, except that if empowered by the Board of Directors, the Chairman may from time to time appoint one or more vice presidents, assistant secretaries and assistant treasurers or other officers appoint such other officers as the business of the Corporation may require. Each officer shall serve until his or her successor is elected and qualifies or until his or her death, or his or her resignation or removal in the manner hereinafter provided. Any two or more offices except president and vice president may be held by the same person. Election of an officer or agent shall not of itself create contract rights between the Corporation and such officer or agent.

Section 2. Removal and Resignation of Officers. Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board of Directors if it finds that it is in the best interest of the Corporation to do so, at any regular or special meeting thereof.

Any officer may resign at any time by giving written notice to the Board of Directors. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any such resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

Section 3. Vacancies in Offices. A vacancy in any office because of death, resignation, removal, disqualification or any other cause may be filled for the balance of the term in the manner described in these Bylaws for regular appointments to such office.

Section 4. Chairman. The Board of Directors may designate from among its members a Chairman, who may, but shall not solely by reason of these Bylaws, be an officer of the Corporation. The Chairman shall preside at all meetings of the stockholders and the Board of Directors and shall exercise and perform such other powers and duties as may from time to time be assigned to the Chairman by the Board of Directors or prescribed by these Bylaws. Unless otherwise provided by the Board of Directors, the Chairman shall also be the chief executive officer of the Corporation.

Section 5. Vice Chairman. The Board of Directors may designate from among its members a Vice-Chairman, who may, but shall not solely by reason of these Bylaws be, an officer of the Corporation. In the absence or disability of the Chairman, the Vice Chairman shall perform all of the duties of the Chairman, and when so acting shall have all of the powers of, and be subject to all of the restrictions upon, the Chairman. The Vice Chairman shall have such other powers and perform such other duties as the Board of Directors may from time to time prescribe.

Section 6. Chief Executive Officer. The Board of Directors may designate a chief executive officer. In the event that the Board of Directors designates a chief executive officer and does not designate a separate president, the chief executive officer shall also serve as the de facto president of the Corporation. The chief executive officer shall have general responsibility for implementation of the policies of the Corporation, as determined by the Board of Directors, and for the management of the business and affairs of the Corporation. He or she may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of chief executive officer and such other duties as may be prescribed by the Board of Directors from time to time.

Section 7. Chief Operating Officer. The Board of Directors may designate a chief operating officer. The chief operating officer shall have the responsibilities and duties as determined by the Board of Directors or the chief executive officer.

Section 8. Chief Financial Officer. The Board of Directors may designate a chief financial officer. The chief financial officer shall have the responsibilities and duties as determined by the Board of Directors or the chief executive officer.

Section 9. President. The president shall have such powers and perform such duties as the Board of Directors may from time to time prescribe.

Section 10. Vice Presidents. In the absence of the president or in the event of a vacancy in such office, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall perform the duties of the president and when so acting shall have all the powers of and be subject to all the restrictions upon the president; and shall perform such other duties as from time to time may be assigned to such vice president by the chief executive officer, the president or the Board of Directors. The Board of Directors may designate one or more vice presidents as executive vice president, senior vice president or vice president for particular areas of responsibility.

Section 11. Secretary. The secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all proceedings of such meetings in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, or see that there is given, all notices of all meetings of the stockholders and special meetings of the Board of Directors. The secretary shall have such other powers and perform such other duties as the Board of Directors or the Chairman may from time to time prescribe.

The secretary shall have general charge of the stock transfer records of the Corporation and custody of the seal of the Corporation, and the secretary or an assistant secretary shall have authority to affix the same to any instrument requiring it and, when so affixed, it may be attested by the secretary’s signature or by the signature of such assistant secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by such officer’s signature.

Section 12. Assistant Secretaries. In the absence of the secretary or in the event of the secretary’s inability or refusal to act, any assistant secretary may perform the duties and exercise the powers of the secretary and shall have such other powers and perform such other duties as the Board of Directors or the Chairman may from time to time prescribe.

Section 13. Treasurer. The treasurer shall have such powers and perform such duties as the Board of Directors may from time to time prescribe. These duties may include, if prescribed by the Board of Directors, custody of the corporate funds and securities and the maintenance of full and accurate accounts of receipts and disbursements and books belonging to the Corporation and the depositing of monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

The treasurer may also have the responsibility to disburse the funds of the Corporation as may be ordered by the Board of Directors, and upon request shall render to the Chairman and the Board of Directors, at their regular meetings, or when the Board of Directors so require, an account of all of the treasurer’s transactions.

Section 14. Assistant Treasurers. In the absence of the Treasurer or in the event of the Treasurer’s inability or refusal to act, any Assistant Treasurer may perform the duties and exercise the powers of the Treasurer and shall have such other powers and perform such other duties as the Board of Directors or the Chairman may from time to time prescribe.

Section 15. Compensation. The compensation of the officers shall be fixed from time to time by or under the authority of the Board of Directors and no officer shall be prevented from receiving such compensation by reason of the fact that he or she is also a director.

ARTICLE VI

INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHER AGENTS

To the maximum extent permitted by Maryland law in effect from time to time, the Corporation shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse all reasonable costs, fees and expenses (including attorneys’ fees, costs and expenses) in advance of final disposition of any Proceeding (as defined below) to (a) any individual who is a present or former director or officer of the Corporation and who was or is made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of his or her service in that capacity or (b) any individual who, while a director or officer of the Corporation and at the request of the Corporation, serves or served as a director, officer, partner, trustee, member or manager of another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise and who was or is made or threatened to be made a party to any Proceeding by reason of his or her service in that capacity. The rights to indemnification and to be paid or reimbursed expenses in advance of a final disposition of any Proceeding provided by these Bylaws and by the Charter shall vest immediately upon election of a director or officer. The Corporation may, with the approval of its Board of Directors, provide such indemnification and payment or reimbursement of expenses in advance to (i) an individual who served a predecessor of the Corporation in any of the capacities described in (a)or (b) above or (ii) any employee or agent of the Corporation or a predecessor of the Corporation.

If a claim under this Article is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation from a present or former director or officer of the Corporation, except in the case of a claim for payment or reimbursement of expenses in advance of the final disposition of a Proceeding, in which case the applicable period shall be 20 days, the present or former director or officer making such claim may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, to the extent successful in whole or in part, the claimant shall be entitled to be indemnified for the costs, fees and expenses (including attorneys’ fees, costs and expenses) actually and reasonably incurred by such person in prosecuting such suit.

The indemnification and payment or reimbursement of expenses in advance provided in these Bylaws shall not be deemed exclusive of or limit in any way any other rights to which any person seeking indemnification or payment or reimbursement of expenses may be or may become entitled under any bylaw, charter, resolution, insurance, agreement, vote of directors or stockholders, or otherwise, it being the policy of the Corporation that indemnification of and payment and reimbursement of expenses in advance to all present and former directors and officers of the Corporation shall be made to the fullest extent permitted by applicable law.

Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the Charter or these Bylaws inconsistent with this Article, shall apply to or affect in any respect the applicability of the preceding paragraph with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

ARTICLE VII

DISTRIBUTIONS

Section 1. Authorization. Dividends and other distributions upon the stock of the Corporation may be authorized by the Board of Directors, subject to the provisions of law and the Charter. Dividends and other distributions may be paid in cash, property or stock of the Corporation, subject to the provisions of law and the Charter.

Section 2. Contingencies. Before payment of any dividends or other distributions, there may be set aside out of any assets of the Corporation available for dividends or other distributions such sum or sums as the Board of Directors may from time to time, in its absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends, for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors shall determine, and the Board of Directors may modify or abolish any such reserve.

ARTICLE VIII

STOCK AND CERTIFICATES

Section 1. Stock Certificates. Except as otherwise provided in these Bylaws, this Section shall not be interpreted to limit the authority of the Board of Directors to issue some or all of the shares of any or all of the Corporation’s classes or series without certificates. Every stockholder of the Corporation, upon written request to the secretary of the Corporation, shall be entitled to have a certificate or certificates which shall represent and certify the number of shares of each class of stock held in the Corporation, other than any shares of any class of such stock issued without certificates pursuant to authorization of the Board of Directors. Each certificate shall be signed by or in the name of the Corporation by the president, the Chairman, or any vice president, and countersigned by the treasurer or assistant treasurer or the secretary or an assistant secretary and may be sealed with the seal, if any, of the Corporation or a facsimile thereof. The signatures may be either manual or facsimile. Certificates shall be consecutively numbered; and if the Corporation shall, from time to time, issue several classes of stock, each class may have its own number series. Where a certificate is countersigned by a transfer agent other than the Corporation or its employee, or by a registrar other than the Corporation or its employee, the signatures of the officers of the Corporation or the transfer agent or registrar may be facsimiles. In case any officer, transfer agent or registrar who was signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or a registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such officer, transfer agent or registrar was holding such position at the date of issue.

Except as otherwise provided by law or these Bylaws, certificates shall be issued, listed and transferred in accordance with procedures established by the Board of Directors. Stock certificates shall contain such legends or other statements as the Board of Directors determine may be necessary or desirable to carry out any agreement or the provisions of the Charter or Section 3 of this Article VIII, or to conform with the REIT Provisions of the Internal Revenue Code or any other law or regulation.

For purposes of this Article VIII: “REIT Provisions of the Internal Revenue Code” shall mean Part II, Subchapter M of Chapter 1, of the Internal Revenue Code of 1986, as now enacted or hereafter amended, or successor statutes, and regulations and rulings promulgated thereunder; and “REIT” shall mean a real estate investment trust as described in the REIT Provisions of the Internal Revenue Code.

Section 2. Share Register. A share register shall be kept by or on behalf of and under the direction of the Board of Directors containing the names and addresses of the stockholders, the number of shares held by them respectively, the numbers of the certificates representing the shares, and a record of all transfers of shares. The persons in whose name certificates are registered on the records of the Corporation shall be deemed the absolute owners of the shares represented thereby, but nothing herein shall be deemed to preclude the Board of Directors or officers, or their agents or representatives from inquiring as to the actual ownership of shares. The receipt of dividends or distributions by the person in whose name any shares are registered on the records of the Corporation or of the duly authorized agent of such person, or if such shares are so registered in the names of more than one person, the receipt of any one of such persons, or of the duly authorized agent of such person, shall be a sufficient discharge for all dividends or distributions payable or deliverable in respect of such shares and from all liability to see to the application thereof.

Section 3. Transfer of Shares. Until a transfer is duly effected on the records of the Corporation, the Board of Directors shall not be affected by any notice of such transfer, either actual or constructive. Shares shall be transferable on the records of the Corporation only by the record holder thereof or by such holder’s agent thereunto duly authorized in writing upon delivery to the Board of Directors or a transfer agent of the certificate or certificates properly endorsed or accompanied by duly executed instruments of transfer. Such delivery of certificates shall be accompanied by all necessary documentary stamps together with such evidence of the genuineness of each such endorsement, execution or authorization and of other matters as may reasonably be required by the Board of Directors or such transfer agent. Upon such delivery, the transfer shall be recorded in the records of the Corporation and a new certificate for the shares so transferred shall be issued to the transferee. In case of a transfer of only a part of the shares represented by any certificate, a new certificate for the balance shall be issued to the transferor.

Any person becoming entitled to any shares in consequence of the death of a stockholder or otherwise by operation of law shall be recorded as the holder of such shares and shall receive a new certificate therefor but only upon delivery to the Board of Directors or a transfer agent of instruments and other evidence required by the Board of Directors or the transfer agent to demonstrate such entitlement, the existing certificate for such shares and any necessary releases from applicable governmental authorities.

Nothing herein shall impose upon the Board of Directors or a transfer agent a duty or limit their rights to inquire into adverse claims.

Section 4. Transfer Restrictions. The Board of Directors may require a statement or affidavit from each stockholder or proposed transferee of shares setting forth the number of shares already owned by such stockholder or transferee, or any related person, in the form prescribed by the Board of Directors if the Board of Directors determines that such action is reasonably necessary to protect the Corporation’s tax status as a REIT. If, in the opinion of the Board of Directors, which shall be conclusive upon any proposed transferor or proposed transferee of shares, any proposed transfers would jeopardize the status of the Corporation as a REIT under the REIT Provisions of the Internal Revenue Code, the Board of Directors may refuse to permit such transfer. Any attempted transfer that the Board of Directors has refused to permit shall be void and of no effect as to transfer any legal or beneficial interest in the shares. All contracts for the sale or for the transfer of shares shall be subject to this provision.

Section 5. Lost Certificates. Except as provided in this Section, no new certificate for shares shall be issued in lieu of an old certificate unless the latter is surrendered to the Corporation and canceled at the same time. The Board of Directors may, in case any share certificate is lost, stolen or destroyed authorize the issuance of a new certificate in lieu thereof, upon such terms and conditions as the Board of Directors, in its sole discretion, may require, including provision for indemnification of the Corporation and/or a bond sufficient to protect the Corporation from any claim or liability on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate.

Section 6. Transfer Agent, Dividend Disbursing Agent and Registrar. The Board of Directors shall have power to employ one or more transfer agents, dividend disbursing agents and registrars and to authorize them on behalf of the Corporation to keep records, to hold and disburse any dividends and distributions and to have and perform in respect of all original issues and transfers of shares, dividends and distributions and reports and communications to stockholders, the powers and duties usually had and performed by transfer agents, dividend disbursing agents and registrars of a Maryland corporation.

ARTICLE IX

GENERAL CORPORATE MATTERS

Section 1. Tax Status. It is intended that the Corporation shall qualify as a REIT under the REIT Provisions of the Internal Revenue Code during such period as the Board of Directors shall deem advisable to qualify the Corporation. The failure of the Corporation to qualify as a REIT or the loss of such status shall not render the Board of Directors liable to the stockholders or to any other person or operate in any manner to dissolve the Corporation.

Section 2. Reliance. Each director and officer of the Corporation shall, in the performance of his or her duties with respect to the Corporation, be entitled to rely on any information, opinion, report or statement, including any financial statement or other financial data, prepared or presented by an officer or employee of the Corporation whom the director or officer reasonably believes to be reliable and competent in the matters presented, by a lawyer, certified public accountant or other person, as to a matter which the director or officer reasonably believes to be within the person’s professional or expert competence, or, with respect to a director, by a committee of the Board of Directors on which the director does not serve, as to a matter within its designated authority, if the director reasonably believes the committee to merit confidence.

Section 4. Checks, Drafts, Evidences of Indebtedness. All checks, drafts or other orders for payment of money, notes or other evidence of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by the Board of Directors.

Section 5. Corporate Contracts and Instrument; How Executed. Except as otherwise provided by law, the Charter or these Bylaws, the Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances; and, unless so authorized or ratified by the Board of Directors or within the agency power of any officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or to any amount.

Section 6. Representation of Shareholdings. The Chairman, Vice-Chairman, chief executive officer, chief financial officer and the secretary or assistant secretary or any person authorized by the Board of Directors is authorized to vote, represent and exercise on behalf of the Corporation all rights incident to any and all shares of any other corporation, business trust or other entities, foreign or domestic, standing in the name of the Corporation. The authority herein granted may be exercised in person or by proxy.

Section 7. Construction and Definition. Unless the context requires otherwise, the general provisions, rules of construction and definitions in the Maryland General Corporation Law shall govern the construction of these Bylaws.

Section 8. Seal. The Corporation’s seal shall be in such form as is required by law and as shall be approved by the Board of Directors. Whenever the Corporation is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word “(SEAL)” adjacent to the signature of the person authorized to execute the document on behalf of the Corporation.

Section 9. Severability. If any provision of these Bylaws shall be held invalid or unenforceable in any respect, such holding shall apply only to the extent of any such invalidity or unenforceability and shall not in any manner affect, impair or render invalid or unenforceable any other provision of the Bylaws in any jurisdiction.

ARTICLE X

WAIVER OF NOTICE

Whenever any notice of a meeting is required to be given pursuant to the Charter or these Bylaws or pursuant to applicable law, a waiver thereof in writing or by electronic transmission, given by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice of such meeting, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been lawfully called or convened.

ARTICLE XI

AMENDMENTS

The power to adopt, amend, repeal or rescind in whole or part these Bylaws is solely and exclusively vested in the Board of Directors. The stockholders shall have no power to adopt, amend, repeal or rescind any part of the Bylaws of the Corporation.

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